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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

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INVESTOR CONTACT                    MEDIA CONTACT                      MEDIA CONTACT
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
Jeff Codispodi                      Jodi Echakowitz                    Jennifer Bowcock
Delano Technology Corporation       Delano Technology Corporation      Alexander Ogilvy Public Relations
T: 905-947-2946                     T: 905-947-2167                    T: 404-881-2379
E: jcodispodi@delanotech.com        E: jodi@delanotech.com             E: jbowcock@alexanderogilvy.com
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         DELANO ACQUIRES DIGITAL ARCHAEOLOGY IN $87 MILLION DOLLAR DEAL

 Delano Combines e-Business Interaction Platform and Collaborative Applications with Digital Archaeology's Advanced Analytics Products to Bring to Market the
  Industry's Most Comprehensive Solution for Driving Intelligent Interactions

TORONTO--OCTOBER 16, 2000--Delano Technology Corporation (NASDAQ: DTEC), a leading provider of interaction-based e-business solutions for the enterprise, today announced it has acquired Kansas-based Digital Archaeology Corporation, a leading provider of advanced analytics for e-business, in a deal valued at US$87 million based on Delano's closing share price on October 13, 2000. The acquisition enables Delano(TM) to bring to market a single solution that tightly integrates Digital Archaeology's(R) analytical products with Delano's industry leading e-business platform and electronic Customer Relationship Management
(eCRM) applications, providing enterprises with a one-stop-shopping opportunity for intelligently managing interactions across the enterprise with customers, partners, suppliers, and employees.

"This acquisition is a result of Delano's aggressive strategy to broaden our product footprint and provide intelligence to the interactions our products enable, placing us even further ahead of our competitors in the market for customer and extended enterprise communications," said John Foresi, president and CEO of Delano. "Essentially, what we will be able to accomplish through this transaction is the seamless and very rapid integration of two robust technology platforms--Delano's collaborative interaction platform and Digital Archaeology's analytics platform--as well as the packaged operational and analytic applications from both companies. The compatibility of the two underlying technologies represent significant opportunities, not just for Delano and Digital Archeology, but also for our customers who now have access to a single, comprehensive solution that sets them apart from their competitors."

Under the terms of the acquisition agreement, Delano is issuing 4,630,462 shares of its common stock and $17.4 million in cash, and is also assuming all of Digital Archaeology's employee stock options at an exchange ratio of 0.53 Delano shares for each Digital Archaeology share underlying such options resulting in the issuance of 1,222,351 Delano options. All Delano shares issued (or to be issued) in the acquisition were issued in a private transaction and are subject to lock-up restrictions which are scheduled to be released in three installments on March 1, 2001, the first anniversary of the closing and the 18-month anniversary of the closing.

"As intelligent interactions and one-stop-shopping increasingly become a prerequisite for competing effectively in the digital, customer-focused economy, Digital Archaeology and Delano are joining forces to provide a uniquely integrated solution that addresses all of a company's communications needs," said David Frankland, president and CEO of Digital Archaeology. "Through a fully integrated eCRM, e-commerce and analytical solution built on a common e-business platform, our customers will have an improved understanding of their customer and trading partner needs through analysis of on-line and off-line behavior and profiles. They will now also be able to build profitable relationships through automated and effective cross-selling, up-selling and new customer acquisition programs based on segmented customer data."

The combined company will have over 150 industry-leading enterprise customers, including Agency.com, Charles Schwab, i2 Technologies, Nortel Networks, Ogilvy Worldwide, Siemens, Macromedia, Beyond.com, Ericsson, GreyWorldwide, and Chase Manhattan Bank. It will also have a team of almost 600 world-class employees across the United States, Canada, Europe and Asia Pacific, including a research and development organization that makes up approximately 40 percent of all employees.

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DELANO ACQUIRES DIGITAL ARCHAEOLOGY IN $87 MILLION DOLLAR DEAL       PAGE 2 OF 3

"The synergies between Delano and Digital Archaeology are significant. Both companies' platforms focus on giving organizations a comprehensive view across the enterprise of customer behavior by electronically connecting all facets of an organization. The addition of analytical applications from Digital Archaeology gives Delano the ability to make these interactions much more intelligent and their customers that much more successful," said Robert Mirani, Research Director, Customer Relationship Management, Yankee Group.

INTEGRATED SOLUTIONS THAT LEAD THE WAY TO SUCCESS
In addition to a naturally fitting corporate culture and similar financial models that derive more than 80 percent of all revenue from the sale of products and less than 20 percent from the services provided to deploy its products, both Delano and Digital Archaeology products are founded on the same guiding principles. Each company has made substantial upfront investments to build solutions based on a strong technological platform to provide enterprise customers with very flexible, highly customizable and extensible solutions to manage and build profitable relationships across the entire enterprise. These shared development philosophies and inherent technology synergies ensure that tightly integrated products can be delivered faster and easier than any other solutions on the market today.

Since its entry into the e-business market, Delano has successfully delivered the Delano Solution, which includes the Delano e-Business Interaction Suite(TM), a robust e-business platform for rapidly developing and deploying enterprise-wide e-business applications to manage interactions with a company's customers, partners, suppliers, and employees; and Delano Customer Velocity(TM), which is built on the Delano platform and is the industry's first fully integrated suite of e-marketing and e-service applications.

Digital Archaeology's Discovery Suite is a flexible platform for rapidly deploying easily customizable and extensible analytic solutions. Customer Discovery(TM), Digital Archaeology's advanced customer analytic packaged application, provides organizations with in-depth analysis of online shopping and purchasing behavior, enabling users to maximize the opportunity of online customer interactions and measure the effectiveness of Internet-based marketing strategies.

While there are many examples of the numerous and varied synergistic benefits to Delano customers as a result of the acquisition of Digital Archaeology, consider an organization that deploys Delano's leading one-to-one e-marketing campaign management application to electronically inform its customers of a new product that is being launched. The integration of Digital Archaeology's analytic products will enhance the campaign management application by providing upfront customer segmentation analysis to intelligently focus on only those prospects who are most likely to be early adopters of new products.

Through sophisticated algorithms, Digital Archaeology's products can analyze historical information on the frequency, timing and method of new product purchases across an entire customer database. This analysis will indicate who the most likely early adopters will be for the new product, so that the organization can focus its marketing efforts on prospects against which they are more likely to realize success, as well as the timing, the content, and the communication channels (i.e. e-mail, wireless, direct marketing, etc.) to which each of these prospects is most likely to respond. This sophisticated segmentation married with Delano's campaign management product results in more intelligent, focused interactions with prospective buyers of the new product, and ultimately to higher response rates and more successful marketing campaigns.

RAPID INTEGRATION OF PRODUCTS
While Delano and Digital Archaeology products can interoperate today, a fully integrated solution will be released in multiple phases. The first stage will be completed by December 2000 and will result in the integration of both technology platforms, as well as Customer Discovery and Customer Velocity applications to enable the intelligent management of customer interactions for marketing and service.

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DELANO ACQUIRES DIGITAL ARCHAEOLOGY IN $87 MILLION DOLLAR DEAL       PAGE 3 OF 3

ABOUT DELANO TECHNOLOGY CORPORATION
Delano Technology Corporation is a leading provider of interaction-based e-business solutions that enable an enterprise to interact with its customers, partners, suppliers, and employees, for fast measurable results. At the core of Delano's solution is a robust e-business platform and fully integrated eCRM application suite. Delano is headquartered in Toronto, Canada, with offices across North America and Europe. For additional information, contact Delano Technology Corporation, 302 Town Centre Boulevard, Markham, ON, L3R 0E8; www.delanotech.com.

INVESTOR NOTE: A teleconference to address the details of the acquisition is scheduled for Monday, October 16 at 8:30am EST / 7:30am CST. Domestic dial-in:
1-888-569-5033 and International: 719-457-2653. Ask for the Delano conference call.

ABOUT DIGITAL ARCHAEOLOGY CORPORATION
Digital Archaeology Corporation is a leading provider of advanced analytics for e-business, giving e-businesses fast, flexible and smart solutions for market leadership on the Web. The company's solutions provide enterprises with a comprehensive view of customer and trading partner behavior and preferences across traditional and e-commerce channels. This enhanced enterprise-wide visibility provides access to more information with which to create and measure business strategies for increased profitability and improved customer and partner loyalty. Built with Digital Archaeology's Discovery Suite, its Web-deployed customer analytic application Customer Discovery, can be installed, customized and implemented quickly--in hours or days. Digital Archaeology is a privately held company based in Kansas City. For more information, please visit www.digarch.com.

                                     --###--

Delano, Customer Velocity, and the e-Business Interaction Suite are trademarks of Delano Technology International SRL. Digital Archaeology is a registered trademark and Digital Archaeology Discovery Suite and Customer Discovery are trademarks of Digital Archaeology Corporation. All other company and product names mentioned are the trademarks or registered trademarks of their respective companies.

Forward-looking statements in this press release, including statements relating to the anticipated benefits from Delano Technology Corporation's acquisition of Digital Archaeology Corporation, are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to rapid technological change and increased levels of competition within our industry, our ability to manage growth, continued acceptance of our products, intellectual property rights and other risks detailed from time to time in our filings with the United States Securities and Exchange Commission.